Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Second Quarter 2024 Results

(FAIRMONT, WV) July 29, 2024 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the second quarter of 2024, with reported net income of $4.1 million, or $0.32 basic and $0.31 diluted earnings per share.
Second Quarter 2024 Highlights
MVB names payments industry veteran Jeremy Kuiper as Fintech President.
MVB and Intuit-Credit Karma renew partnership agreement.
Exit of digital asset program account relationships during second quarter reduced EPS by $0.08 with strong funding and liquidity profile maintained.
Noninterest bearing deposits represent 34.1% of total deposits | Loan-to-deposit ratio of 76.5%.
Noninterest expense declined 4.2% from prior quarter on easing cost pressures.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“There were several notable developments during the second quarter that impacted our near-term financial results, while also helping to solidify our strategy, setting the stage for future growth and improved profitability.

“First, we have extended the term of our partnership agreement with Intuit-Credit Karma, the consumer technology platform with more than 120 million members in the U.S. We have been trusted partners for five years and look forward to further strengthening our relationship to benefit our clients and communities.

“Second, as previously disclosed, MVB Bank has named Jeremy Kuiper as Executive Vice President, Fintech President. Jeremy brings 25 years of payments industry experience at the executive and board level. With Jeremy’s expertise, we look forward to expanding our Fintech banking to even greater success as a key driver of deposits and fee income for MVB Bank.

“Finally, we initiated the process of winding down MVB’s digital asset program account relationships. Changing market conditions and profitability challenges contributed to an unfavorable risk/reward dynamic, prompting our decision to exit this business. This action reduced our second quarter EPS by $0.08.

“MVB’s second quarter financial results were otherwise solid, marked by improved expense control, shareholder value creation in the form of tangible book value per share growth, improved measures of capital strength and seasonal considerations, primarily related to MVB’s banking-as-a-service operations and online gaming vertical. We are pleased with the strength of our liquidity, despite the low seasonality and exit of digital asset program account relationships.”

SECOND QUARTER 2024 HIGHLIGHTS
•Deposit trends reflect wind down of digital asset program account relationships and expected seasonal factors.
•The Company expected a decline in total deposits upon the conclusion of the NFL, college basketball and tax seasons, in addition to electing to exit digital asset program account relationships. Total deposits declined 8.3%, or $262.5 million, to $2.9 billion compared to the prior quarter-end, primarily reflecting lower noninterest bearing (“NIB”) deposits, which decreased 29.3%, or $407.3 million, to $983.8 million. Digital asset program account balances, which are noninterest bearing, declined $307.0 million to $28.1 million as compared to the prior quarter-end.
•The loan-to-deposit ratio was 76.5% as of June 30, 2024, compared to 72.1% as of March 31, 2024, and 78.1% as of June 30, 2023. The loan-to-deposit ratio at June 30, 2024 aligns with the Company’s liquidity management strategy.
•Net interest income lower on margin compression, deliberate balance sheet contraction, decline in loan balances and seasonal factors.
•Net interest income on a fully tax-equivalent basis, a non-U.S. GAAP financial measure, declined 8.6%, or $2.6 million, to $27.7 million relative to the prior quarter, reflecting net interest margin contraction and lower earning asset balances.
•Net interest margin on a fully tax-equivalent basis was 3.75%, down eight basis points from the prior quarter, primarily reflecting lower loan yields due to the migration of a $14.6 million loan to nonperforming status, lower loan balances and slightly higher funding costs. Total cost of funds was 2.54%, up two basis points compared to the prior quarter.

•Average earning asset balances declined 6.7% from the prior quarter, reflecting lower interest-bearing balances with banks and lower loan balances. The decline in cash balances primarily reflects the deliberate exiting of digital asset program account balances and, to a lesser extent, seasonal considerations related to tax and gaming deposits. Average total loan balances declined 2.0% from the prior quarter, reflecting slower market demand.
•Expenses decline as cost pressures ease.
•Noninterest expense declined 4.2% to $28.9 million relative to the prior quarter, primarily reflecting lower salaries and employee benefits costs and lower professional fees. Relative to the prior year-ago period, noninterest expense declined 4.5%.
•Noninterest income down on seasonal considerations and the exit of digital asset program relationships; mortgage banking profitable.
•Total noninterest income declined 8.8%, or $0.7 million, relative to the prior quarter, to $7.1 million, primarily reflecting lower payment card and service charge income and other operating income, which includes wire transfer fees. The declines were partially offset by equity method investment income from our mortgage segment, compared to a loss in the prior quarter, and higher compliance and consulting income. Relative to the prior year, which removes the seasonal component, total noninterest income grew 11.3%, or $0.7 million, reflecting higher payment card and service charge income, compliance and consulting income, combined with losses on divestiture activity, loan sales and the sale of equity securities that did not recur in the current quarter.
•Capital strength further enhanced; tangible book value share growth evidences continued value creation.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.7%, 14.6% and 15.4%, respectively, compared to 10.1%, 14.4% and 15.2%, respectively, at the prior quarter end. The tangible common equity ratio, a non-U.S. GAAP financial measure, was 8.9% as of June 30, 2024, compared to 8.1% as of March 31, 2024, and June 30, 2023.
•Book value per share and tangible book value per share, a non-U.S. GAAP measure discussed below, were $22.94 and $22.70, respectively, increases of 0.9% and 1.0% relative to the prior quarter-end and 6.4% and 6.5% from the year-ago period.
•Nonperforming loans increased $15.6 million, or 206.1%, to $23.1 million, or 1.0% of total loans, from $7.5 million, or 0.3% of total loans, at the prior quarter end, largely reflecting the addition of a multifamily commercial construction loan with an outstanding balance of $14.6 million. Criticized loans as a percentage of total loans were 5.7%, as compared to 5.8% at the prior quarter end. Net charge-offs were $0.9 million, or 0.2%, for the second quarter of 2024, compared to $1.3 million, or 0.2%, for the prior quarter.
•The provision for credit losses totaled $0.3 million, compared to $2.0 million for the prior quarter. The allowance for credit losses was 1.00% of total loans, as compared to 1.01% at the prior quarter end.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $27.7 million for the second quarter of 2024, a decline of $2.6 million, or 8.6%, from the first quarter of 2024 and $2.1 million, or 7.1%, from the second quarter of 2023. The decline from both prior periods reflects net interest margin contraction and lower average earning asset balances.

Interest income declined $3.9 million, or 7.8%, from the first quarter of 2024 and $0.9 million, or 1.9%, from the second quarter of 2023. The decline in interest income relative to the prior quarter reflects a decline in interest income from loans, driven by lower loan balances and a lower tax-equivalent yield on loans due primarily to the migration of a $14.6 million loan to nonperforming status, and a decline in interest income from cash balances due to seasonal considerations and the exit of digital asset program accounts. The decline in interest income relative to the year-ago period reflects a decline in interest income from loans, driven by lower loan balances, partially offset by a higher tax-equivalent yield on loans.

Interest expense declined $1.3 million, or 6.7%, from the first quarter of 2024 and increased $1.1 million, or 6.3%, from the second quarter of 2024. The cost of funds remained stable at 2.54% for the second quarter of 2024 as compared to 2.52% for the first quarter of 2024, and was up from 2.26% for the second quarter of 2023. Relative to the year-ago period, the increase reflects the impact of higher interest rates on our deposits and a shift in the mix of average deposits.

On a tax-equivalent basis, net interest margin for the second quarter of 2024 was 3.75%, a decline of eight basis points versus the first quarter of 2024 and five basis points versus the second quarter of 2023. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-U.S. GAAP measure. Contraction in net interest margin from the prior quarter primarily reflects lower earning asset balances, including lower cash and loan balances, and the migration of a loan to nonperforming status. Relative to the year-ago period, the contraction in net interest margin reflects higher funding costs, which have outpaced the increase in average earning asset yields, and lower earning asset balances.

Noninterest income totaled $7.1 million for the second quarter of 2024, a decline of $0.7 million from the first quarter of 2024 and an increase of $0.7 million from the second quarter of 2023. The decline compared to the prior quarter is primarily driven by declines of $1.1 million in other operating income and $1.0 million in payment card and service charge income, partially offset by equity method investment income from our mortgage segment of $0.5 million in the current quarter, as compared to a loss of $1.1 million in the prior quarter. There was also a $0.7 million gain on sale of available-for-sale investment securities during the first quarter of 2024 without a comparable gain in the second quarter of 2024. The $0.7 million increase in noninterest income from the second quarter of 2023 was primarily driven by increases of $0.3 million in payment card and service charge income and $0.3 million in compliance consulting income. Additionally, there were losses on the divestiture of Flexia Payments, LLC of $1.1 million and $1.0 million on sale of loans during the second quarter of 2023 without corresponding losses in the current quarter. These increases were partially offset by declines of $1.4 million in equity method investment income from our mortgage segment and $0.7 million in other operating income.

Noninterest expense totaled $28.9 million for the second quarter of 2024, a decline of $1.3 million, or 4.2%, from the first quarter of 2024 and $1.4 million, or 4.5%, from the second quarter of 2023. The decline from the first quarter of 2024 primarily reflects declines of $0.5 million in salaries and employee benefits, $0.5 million in professional fees and $0.2 million in other operating expense. The decline from the second quarter of 2023 primarily reflects declines of $1.9 million in other operating expense, $0.7 million in travel, entertainment, dues and subscriptions and $0.2 million in equipment depreciation and maintenance. These declines were partially offset by increases of $1.2 million in professional fees and $0.2 million in salaries and employee benefit expense.

BALANCE SHEET
Loans totaled $2.21 billion as of June 30, 2024, a decline of $60.5 million, or 2.7%, from March 31, 2024, and $105.6 million, or 4.6%, from June 30, 2023. The decline in loan balances relative to the prior quarters primarily reflects lower market demand, the impact of loan amortization and payoffs and slower loan growth based on overall market conditions and portfolio management.

Deposits totaled $2.88 billion as of June 30, 2024, a decline of $262.5 million, or 8.3%, from March 31, 2024, and $76.1 million, or 2.6%, from June 30, 2023. The decline in deposits relative to the prior quarter reflects a decline in NIB deposits, partially offset by higher CD balances of $769.8 million, representing an increase of $73.5 million, or 10.6%, driven by a $50.1 million, or 11.2%, increase in brokered CDs and a $24.1 million, or 10.1%, increase in core CDs. Relative to the year-ago period, the decline reflects the increased utilization of off-

balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

NIB deposits totaled $983.8 million as of June 30, 2024, a decline of $407.3 million, or 29.3%, from March 31, 2024, and consistent with the balance as of June 30, 2023, representing a slight decline of $3.7 million, or 0.4%. Relative to the period ended March 31, 2024, the decline in NIB deposits reflected the exit of digital asset program accounts, utilization of off-balance sheet deposit networks and seasonal considerations. Digital asset program account balances declined $307.0 million to $28.1 million as compared to the prior quarter-end. The Company estimates that exit of digital asset program account relationships reduced current quarter earnings per share by $0.08, based on the interest income that would have been earned on the average balance of the deposits held in 2024 prior to the exit, which were held in cash, and the wire fee income during the period. NIB deposits represented 34.1% of total deposits as of June 30, 2024, compared to 44.2% of total deposits at the prior quarter-end and 33.4% for the year-ago period.

Off-balance sheet deposits totaled $1.4 billion as of June 30, 2024, a decline of $168.5 million, or 11%, compared to $1.5 billion at March 31, 2024, and up $296.2 million, or 28%, from $1.1 billion at June 30, 2023. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.

CAPITAL
The Community Bank Leverage Ratio was 10.7% as of June 30, 2024, compared to 10.1% as of March 31, 2024, and 10.0% as of June 30, 2023. MVB’s Tier 1 Risk-Based Capital Ratio was 14.6% as of June 30, 2024, compared to 14.4% as of March 31, 2024, and 13.8% as of June 30, 2023. The Bank’s Total Risk-Based Capital Ratio was 15.4% as of June 30, 2024, compared to 15.2% as of March 31, 2024, and 14.9% as of June 30, 2023.

The tangible common equity ratio, a non-U.S. GAAP financial measure, was 8.9% as of June 30, 2024, compared to 8.1% as of March 31, 2024, and June 30, 2023. See the reconciliation of the tangible common equity ratio to its most directly comparable U.S. GAAP financial measure later in this release.

The Company issued a quarterly cash dividend of $0.17 per share for the second quarter of 2024, consistent with the first quarter of 2024 and the second quarter of 2023.

ASSET QUALITY
Nonperforming loans totaled $23.1 million, or 1.0% of total loans, as of June 30, 2024, as compared to $7.5 million, or 0.3% of total loans, as of March 31, 2024, and $13.6 million, or 0.6% of total loans, as of June 30,

2023. The increase in nonperforming loans from the prior quarters was driven by the addition of one $14.6 million commercial construction loan in the multifamily space. The Company believes the loan is properly collateralized with a loan to value of less than 70%. Criticized loans as a percentage of total loans were 5.7%, compared to 5.8% as of March 31, 2024, and 3.1% as of June 30, 2023.

Net charge-offs were $0.9 million, or 0.2% of total loans, for the second quarter of 2024, compared to $1.3 million, or 0.2% of total loans, for the first quarter of 2024 and $1.2 million, or 0.2% of total loans, for the second quarter of 2023.

The provision for credit losses totaled $0.3 million, compared to $2.0 million for the prior quarter ended March 31, 2024, and a release of allowance of $4.2 million for the quarter ended June 30, 2023. The allowance for credit losses was 1.00% of total loans at June 30, 2024, compared to 1.01% at March 31, 2024, and 1.31% at June 30, 2023.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the Securities and Exchange

Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Second Quarter	First Quarter	Second Quarter
Interest income	$46,127	$50,030	$47,031	$96,157	$91,794
Interest expense	18,557	19,891	17,449	38,448	29,483
Net interest income	27,570	30,139	29,582	57,709	62,311
Provision (release of allowance) for credit losses	254	1,997	(4,235)	2,251	341
Net interest income after provision (release of allowance) for credit losses	27,316	28,142	33,817	55,458	61,970

Total noninterest income	7,142	7,834	6,419	14,976	9,486

Noninterest expense:
Salaries and employee benefits	15,949	16,489	15,746	32,438	32,492
Other expense	12,981	13,702	14,536	26,683	26,107
Total noninterest expenses	28,930	30,191	30,282	59,121	58,599

Income before income taxes	5,528	5,785	9,954	11,313	12,857
Income taxes	1,379	1,283	1,956	2,662	2,421
Net income from continuing operations, before noncontrolling interest	4,149	4,502	7,998	8,651	10,436
Income from discontinued operations, before income taxes	—	—	—	—	11,831
Income taxes - discontinued operations	—	—	—	—	3,049
Net income from discontinued operations	—	—	—	—	8,782
Net Income, before noncontrolling interest	4,149	4,502	7,998	8,651	19,218
Net (income) loss attributable to noncontrolling interest	(60)	(20)	114	(80)	236
Net income available to common shareholders	$4,089	$4,482	$8,112	$8,571	$19,454

Earnings per share from continuing operations - basic	$0.32	$0.35	$0.64	$0.67	$0.84
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$0.69
Earnings per share - basic	$0.32	$0.35	$0.64	$0.67	$1.54
Earnings per share from continuing operations - diluted	$0.31	$0.34	$0.63	$0.66	$0.82
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$0.68
Earnings per share - diluted	$0.31	$0.34	$0.63	$0.66	$1.50

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2024	2024	2023	2024	2023
	Second Quarter	First Quarter	Second Quarter
Card acquiring income	$337	$251	$788	$588	$1,410
Service charges on deposits	1,103	1,523	1,060	2,626	2,186
Interchange income	2,377	3,039	1,655	5,416	3,517
Total payment card and service charge income	3,817	4,813	3,503	8,630	7,113

Equity method investments gain (loss)	484	(1,128)	1,873	(644)	680
Compliance and consulting income	1,274	1,000	996	2,274	2,012
Loss on sale of loans	—	—	(989)	—	(1,345)
Investment portfolio gains (losses)	117	609	(134)	726	(1,978)
Loss on acquisition and divestiture activity	—	—	(986)	—	(986)
Other noninterest income	1,450	2,540	2,156	3,990	3,990

Total noninterest income	$7,142	$7,834	$6,419	$14,976	$9,486

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2024	March 31, 2024		June 30, 2023
Cash and cash equivalents	$455,517	$640,426		$455,835
Securities available-for-sale, at fair value	361,254	349,678		329,137
Equity securities	41,261	41,037		41,082
Loans held-for-sale	—	—		7,009
Loans receivable	2,206,793	2,267,310		2,312,387
Less: Allowance for credit losses	(22,084)	(22,804)		(30,294)
Loans receivable, net	2,184,709	2,244,506		2,282,093
Premises and equipment, net	19,540	19,968		22,407
Other assets	225,723	251,775	—	214,284
Total assets	$3,288,004	$3,547,390		$3,351,847

Noninterest-bearing deposits	$983,809	$1,391,070		$987,555
Interest-bearing deposits	1,899,043	1,754,259		1,971,384
Senior term loan	—	6,549		8,835
Subordinated debt	73,663	73,602		73,414
Other liabilities	34,826	30,082	—	36,362
Stockholders' equity	296,663	291,828		274,297
Total liabilities and stockholders' equity	$3,288,004	$3,547,390		$3,351,847

Reportable Segments
(Unaudited)

Three Months Ended June 30, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,038	$103	$3	$—	$(17)	$46,127
Interest expense	17,635	—	922	17	(17)	18,557
Net interest income (expense)	28,403	103	(919)	(17)	—	27,570
Provision for credit losses	254	—	—	—	—	254
Net interest income (expense) after provision for credit losses	28,149	103	(919)	(17)	—	27,316

Noninterest income	4,898	485	2,769	3,128	(4,138)	7,142

Noninterest Expenses:
Salaries and employee benefits	9,359	—	4,473	2,117	—	15,949
Other expenses	13,257	—	2,080	1,782	(4,138)	12,981
Total noninterest expenses	22,616	—	6,553	3,899	(4,138)	28,930

Income (loss), before income taxes	10,431	588	(4,703)	(788)	—	5,528
Income taxes	2,438	145	(1,016)	(188)	—	1,379
Net income (loss), before noncontrolling interest	7,993	443	(3,687)	(600)	—	4,149
Net income attributable to noncontrolling interest	—	—	—	(60)	—	(60)
Net income (loss) available to common shareholders	$7,993	$443	$(3,687)	$(660)	$—	$4,089

Three Months Ended March 31, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$49,942	$103	$2	$—	$(17)	$50,030
Interest expense	18,927	—	959	22	(17)	19,891
Net interest income (expense)	31,015	103	(957)	(22)	—	30,139
Provision for credit losses	1,997	—	—	—	—	1,997
Net interest income (expense) after provision for credit losses	29,018	103	(957)	(22)	—	28,142

Noninterest income	7,521	(1,129)	2,265	3,264	(4,087)	7,834

Noninterest Expenses:
Salaries and employee benefits	9,823	—	4,678	1,988	—	16,489
Other expenses	13,821	—	1,841	2,127	(4,087)	13,702
Total noninterest expenses	23,644	—	6,519	4,115	(4,087)	30,191

Income (loss) before income taxes	12,895	(1,026)	(5,211)	(873)	—	5,785
Income taxes	2,878	(229)	(1,157)	(209)	—	1,283
Net income (loss), before noncontrolling interest				—
Net income attributable to noncontrolling interest	—	—	—	(20)	—	(20)
Net income (loss) available to common shareholders	$10,017	$(797)	$(4,054)	$(684)	$—	$4,482

Three Months Ended June 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$46,929	$105	$3	$6	$(12)	$47,031
Interest expense	16,439	—	999	23	(12)	17,449
Net interest income (expense)	30,490	105	(996)	(17)	—	29,582
Release of allowance for credit losses	(4,235)	—	—	—	—	(4,235)
Net interest income (expense) after release of allowance for credit losses	34,725	105	(996)	(17)	—	33,817

Noninterest income	4,113	1,872	3,116	1,051	(3,733)	6,419

Noninterest Expenses:
Salaries and employee benefits	9,053	7	4,623	2,063	—	15,746
Other expenses	14,148	18	2,163	1,940	(3,733)	14,536
Total noninterest expenses	23,201	25	6,786	4,003	(3,733)	30,282

Income (loss), before income taxes	15,637	1,952	(4,666)	(2,969)	—	9,954
Income taxes	3,237	643	(1,207)	(717)	—	1,956
Net income (loss), before noncontrolling interest	12,400	1,309	(3,459)	(2,252)	—	7,998
Net income attributable to noncontrolling interest	—	—	—	114	—	114
Net income (loss) available to common shareholders	$12,400	$1,309	$(3,459)	$(2,138)	$—	$8,112

Six Months Ended June 30, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$95,980	$206	$5	$—	$(34)	$96,157
Interest expense	36,562	—	1,881	39	(34)	38,448
Net interest income (expense)	59,418	206	(1,876)	(39)	—	57,709
Provision for credit losses	2,251	—	—	—	—	2,251
Net interest income (expense) after provision for credit losses	57,167	206	(1,876)	(39)	—	55,458

Noninterest income	12,419	(644)	5,034	6,392	(8,225)	14,976

Noninterest Expenses:
Salaries and employee benefits	19,182	—	9,151	4,105	—	32,438
Other expenses	27,078	—	3,921	3,909	(8,225)	26,683
Total noninterest expenses	46,260	—	13,072	8,014	(8,225)	59,121

Income (loss), before income taxes	23,326	(438)	(9,914)	(1,661)	—	11,313
Income taxes	5,316	(84)	(2,173)	(397)	—	2,662
Net income (loss), before noncontrolling interest	18,010	(354)	(7,741)	(1,264)	—	8,651
Net income attributable to noncontrolling interest	—	—	—	(80)	—	(80)
Net income (loss) available to common shareholders	$18,010	$(354)	$(7,741)	$(1,344)	$—	$8,571

Six Months Ended June 30, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$91,591	$210	$36	$—	$(43)	$91,794
Interest expense	27,480	—	1,992	54	(43)	29,483
Net interest income (expense)	64,111	210	(1,956)	(54)	—	62,311
Provision for credit losses	341	—	—	—	—	341
Net interest income (expense) after provision for credit losses	63,770	210	(1,956)	(54)	—	61,970

Noninterest income	7,131	686	5,526	2,835	(6,692)	9,486

Noninterest Expenses:
Salaries and employee benefits	18,104	7	9,573	4,808	—	32,492
Other expenses	25,202	52	4,080	3,465	(6,692)	26,107
Total noninterest expenses	43,306	59	13,653	8,273	(6,692)	58,599

Income (loss), before income taxes	27,595	837	(10,083)	(5,492)	—	12,857
Income taxes	5,752	139	(2,149)	(1,321)	—	2,421
Net income (loss) from continuing operations	21,843	698	(7,934)	(4,171)	—	10,436
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income tax expense - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss), before noncontrolling interest	21,843	698	(7,934)	4,611	—	19,218
Net loss attributable to noncontrolling interest	—	—	—	236	—	236
Net income (loss) available to common shareholders	$21,843	$698	$(7,934)	$4,847	$—	$19,454

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$380,278	$5,065	5.36%	$549,894	$7,341	5.37%	$444,600	$5,542	5.00%
Investment securities:
Taxable	252,963	1,905	3.03	246,091	1,743	2.85	220,687	1,229	2.23
Tax-exempt [1]	102,785	684	2.68	106,309	887	3.36	123,497	1,147	3.73
Loans and loans held-for-sale: [2]
Commercial	1,597,359	30,824	7.76	1,626,286	32,152	7.95	1,635,438	30,534	7.49
Tax-exempt [1]	3,261	35	4.32	3,373	37	4.41	3,822	42	4.41
Real estate	563,011	6,391	4.57	576,148	6,612	4.62	593,767	5,691	3.84
Consumer	73,531	1,374	7.52	77,300	1,452	7.55	128,113	3,096	9.69
Total loans	2,237,162	38,624	6.94	2,283,107	40,253	7.09	2,361,140	39,363	6.69
Total earning assets	2,973,188	46,278	6.26	3,185,401	50,224	6.34	3,149,924	47,281	6.02
Less: Allowance for credit losses	(22,596)			(22,258)			(35,143)
Cash and due from banks	4,528			5,405			5,756
Other assets	305,644			335,029			289,161
Total assets	$3,260,764			$3,503,577			$3,409,698

Liabilities
Deposits:
NOW	$465,587	$4,139	3.58%	$555,530	$4,929	3.57%	$682,277	$4,816	2.83%
Money market checking	400,205	3,337	3.35	408,764	3,759	3.70	615,962	2,439	1.59
Savings	112,225	944	3.38	163,611	1,640	4.03	72,289	351	1.95
IRAs	7,948	81	4.10	7,762	74	3.83	6,401	45	2.82
CDs	731,337	9,130	5.02	674,611	8,529	5.08	662,753	8,799	5.33
Repurchase agreements and federal funds sold	3,459	4	0.47	2,951	—	—	5,428	—	—
FHLB and other borrowings	—	—	—	44	1	9.14	158	—	—
Senior term loan [3]	2,736	114	16.76	6,736	150	8.96	9,351	198	8.49
Subordinated debt	73,629	808	4.41	73,571	809	4.42	73,382	801	4.38
Total interest-bearing liabilities	1,797,126	18,557	4.15	1,893,580	19,891	4.22	2,128,001	17,449	3.29
Noninterest-bearing demand deposits	1,139,070			1,279,194			971,436
Other liabilities	36,101			42,017			38,842
Total liabilities	2,972,297			3,214,791			3,138,279

Stockholders’ equity
Common stock	13,731			13,659			13,533
Paid-in capital	162,518			161,532			158,601
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	161,709			160,933			148,600
Accumulated other comprehensive loss	(32,299)			(30,559)			(32,714)
Total stockholders’ equity attributable to parent	288,918			288,824			271,279
Noncontrolling interest	(451)			(38)			140
Total stockholders’ equity	288,467			288,786			271,419
Total liabilities and stockholders’ equity	$3,260,764			$3,503,577			$3,409,698

Net interest spread (tax-equivalent)			2.11%			2.12%			2.73%
Net interest income and margin (tax-equivalent)[1]		$27,721	3.75%		$30,333	3.83%		$29,832	3.80%
Less: Tax-equivalent adjustments		$(151)			$(194)			$(250)
Net interest spread			2.09%			2.10%			2.70%
Net interest income and margin		$27,570	3.73%		$30,139	3.81%		$29,582	3.77%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$465,086	$12,406	5.36%	$365,291	$8,695	4.80%
Investment securities:
Taxable	249,527	3,648	2.94	228,587	3,077	2.71
Tax-exempt [1]	104,547	1,570	3.02	130,609	2,456	3.79
Loans and loans held-for-sale: [2]
Commercial	1,611,822	62,975	7.86	1,628,015	59,065	7.32
Tax-exempt [1]	3,317	72	4.37	3,882	85	4.42
Real estate	569,579	13,004	4.59	607,501	11,992	3.98
Consumer	75,416	2,827	7.54	132,804	6,959	10.57
Total loans	2,260,134	78,878	7.02	2,372,202	78,101	6.64
Total earning assets	3,079,294	96,502	6.30	3,096,689	92,329	6.01
Less: Allowance for credit losses	(22,427)			(32,653)
Cash and due from banks	4,967			3,015
Other assets	320,338			314,279
Total assets	$3,382,172			$3,381,330

Liabilities
Deposits:
NOW	$510,558	$9,068	3.57%	$739,273	$9,478	2.59%
Money market checking	404,484	7,096	3.53	413,718	3,367	1.64
Savings	137,918	2,585	3.77	82,735	991	2.42
IRAs	7,856	155	3.97	6,276	72	2.31
CDs	702,974	17,657	5.05	525,213	12,695	4.87
Repurchase agreements and federal funds sold	3,205	5	0.31	6,514	—	—
FHLB and other borrowings	22	1	9.14	35,347	888	5.07
Senior term loan [3]	4,736	264	11.21	9,557	392	8.27
Subordinated debt	73,600	1,617	4.42	73,350	1,600	4.40
Total interest-bearing liabilities	1,845,353	38,448	4.19	1,891,983	29,483	3.14
Noninterest-bearing demand deposits	1,209,132			1,174,965
Other liabilities	39,059			37,969
Total liabilities	3,093,544			3,104,917

Stockholders’ equity
Common stock	13,695			13,502
Paid-in capital	162,025			156,009
Treasury stock	(16,741)			(16,741)
Retained earnings	161,322			157,464
Accumulated other comprehensive income loss	(31,429)			(34,022)
Total stockholders’ equity attributable to parent	288,872			276,212
Noncontrolling interest	(244)			201
Total stockholders’ equity	288,628			276,413
Total liabilities and stockholders’ equity	$3,382,172			$3,381,330

Net interest spread (tax-equivalent)			2.11%			2.87%
Net interest income and margin (tax-equivalent)[1]		$58,054	3.79%		$62,846	4.09%
Less: Tax-equivalent adjustments		$(345)			$(535)
Net interest spread			2.09%			2.84%
Net interest income and margin		$57,709	3.77%		$62,311	4.06%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
3 The senior term loan was paid off in May 2024, and the unamortized debt issuance costs were recorded as interest expense upon the repayment.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly				Year-to-Date
	2024	2024	2023		2024	2023
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$4,089	$4,482	$8,112		$8,571	$19,454
Earnings per share from continuing operations - basic	$0.32	$0.35	$0.64		$0.67	$0.84
Earnings per share from discontinued operations - basic	$—	$—	$—		$—	$0.69
Earnings per share - basic	$0.32	$0.35	$0.64		$0.67	$1.54
Earnings per share from continuing operations - diluted	$0.31	$0.34	$0.63		$0.66	$0.82
Earnings per share from discontinued operations - diluted	$—	$—	$—		$—	$0.68
Earnings per share - diluted	$0.31	$0.34	$0.63		$0.66	$1.50
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.34	$0.34
Book value per common share	$22.94	$22.73	$21.57		$22.94	$21.57
Tangible book value per common share [1]	$22.70	$22.48	$21.31		$22.70	$21.31
Weighted-average shares outstanding - basic	12,883,426	12,810,956	12,689,669		12,847,191	12,656,698
Weighted-average shares outstanding - diluted	13,045,660	13,119,292	12,915,294		13,058,791	12,959,725

Performance Ratios:
Return on average assets [2]	0.5%	0.5%	1.0%		0.5%	1.2%
Return on average equity [2]	5.7%	6.2%	12.0%		5.9%	14.1%
Net interest margin 3 4	3.75%	3.83%	3.80%		3.79%	4.09%
Efficiency ratio [5]	83.3%	79.5%	84.1%		81.3%	70.9%
Overhead ratio 2 6	3.5%	3.4%	3.6%		3.5%	3.5%
Equity to assets	9.0%	8.2%	8.2%		9.0%	8.2%

Asset Quality Data and Ratios:
Charge-offs	$1,538	$2,150	$3,700		$3,688	$8,547
Recoveries	$688	$835	$2,468		$1,523	$5,637
Net loan charge-offs to total loans 2 7	0.2%	0.2%	0.2%		0.2%	0.3%
Allowance for credit losses	$22,084	$22,084	$30,294		$22,084	$30,294
Allowance for credit losses to total loans [8]	1.00%	1.01%	1.31%	1.31%	1.00%	1.31%
Nonperforming loans	$23,099	$7,546	$13,646		$23,099	$13,646
Nonperforming loans to total loans	1.0%	0.3%	0.6%		1.0%	0.6%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$927,875	$790,771	$748,756		$927,875	$748,756
Loans originated	$1,383,405	$1,050,089	$1,167,596		$2,433,494	$2,167,711
Loans closed	$828,849	$653,306	$820,665		$1,482,155	$1,495,882
Loans sold	$639,035	$916,115	$786,469		$1,555,150	$1,221,723
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 19.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-U.S. GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held-for-sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-U.S. GAAP Reconciliation: Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net interest margin - U.S. GAAP basis
Net interest income	$27,570	$30,139	$29,582	$57,709	$62,311
Average interest-earning assets	$2,973,188	$3,185,401	$3,149,924	3,079,294	3,096,689
Net interest margin	3.73%	3.81%	3.77%	3.77%	4.06%

Net interest margin - non-U.S. GAAP basis
Net interest income	$27,570	$30,139	$29,582	$57,709	$62,311
Impact of fully tax-equivalent adjustment	151	194	250	345	535
Net interest income on a fully tax-equivalent basis	$27,721	$30,333	$29,832	58,054	62,846
Average interest-earning assets	$2,973,188	$3,185,401	$3,149,924	$3,079,294	$3,096,689
Net interest margin on a fully tax-equivalent basis	3.75%	3.83%	3.80%	3.79%	4.09%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	June 30, 2024	March 31, 2024	June 30, 2023
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$2,838
Intangibles	307	330	397
Total intangibles	$3,145	3,168	3,235

Total equity attributable to parent	$296,625	291,850	274,349
Less: Total intangibles	(3,145)	(3,168)	(3,235)
Tangible common equity	$293,480	$288,682	$271,114

Tangible common equity	$293,480	$288,682	$271,114
Common shares outstanding (000s)	12,928	12,841	12,720
Tangible book value per common share	$22.70	$22.48	$21.31

Tangible Common Equity Ratio
Total assets	$3,288,004	$3,547,390	$3,351,847
Less: Total intangibles	(3,145)	(3,168)	(3,235)
Tangible assets	$3,284,859	$3,544,222	$3,348,612

Tangible assets	$3,284,859	$3,544,222	$3,348,612
Tangible common equity	$293,480	$288,682	$271,114
Tangible common equity ratio	8.9%	8.1%	8.1%

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